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                                                                EXHIBIT 99.16(a)




               PENNSYLVANIA MUNI BOND CLASS A (8/31/90-01/31/91)
                       AVERAGE ANNUAL AND TOTAL RETURNS



                                         SINCE           SINCE
                                        INCEPTION      INCEPTION
                                        AUG ANNUAL       TOTAL
                                         RETURN         RETURN*
                                        ---------     -----------

Initial Investment                      $1,000.00     $1,000.00
Divided by Max. Offer. Price                10.42
                                        ---------
Divided by Net Asset Value                                10.00
                                                      ---------
Equals Shares Purchased                     95.97        100.00
Plus Shares Acquired through
  Dividend Reinvestment                      2.69          2.77
                                        ---------     ---------
Equals Shares Held
  at 01/31/91                               98.66        102.77
Multiplied by Net Asset
  Value at 01/31/91                         10.14         10.14
                                        ---------     ---------
Equals Ending Redeemable
  Value at $1,000
  Investment (ERV) at 01/31/91          $1,000.40     $1,042.10

Divided by $1,000 (P)                      1.0004        1.0421

Subtract 1                                 0.0004        0.0421

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period (T)                  0.04%
                                        =========
Expressed as a percentage
  equals the Aggregate Total
  Return for the Period                                     4.21%
                                                      ==========
ERV divided by P                           1.0004

Raise to the power of                      2.3556

Equals                                     1.0010

Subtract 1                                 0.0010

Expressed as a percentage
  equals the Average
  Annualized Total Return                    0.10%
                                        =========

*Does not include sales charge for the period.


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                     30 DAYS STANDARDIZED YIELD FOR PERIOD
                            ENDING JANUARY 31, 1991


                      PENNSYLVANIA MUNICIPAL BOND-CLASS A

Long term income generally based on yield to
  maturity times market value of each security             $36,690

Plus short term income accrued for the past
  thirty days                                                3,230
                                                      ------------
Equals Total Income                                         39,920
                                                      ------------
Less expenses for the past thirty days                      (1,795)
                                                      ------------
Equals net monthly income for yield calculation            38,126
                                                      ------------
Average shares outstanding for 30 days                     687,081

Times the Maximum Offering Price                             10.54
                                                      ------------
Equals total dollars                                    $7,241,831
                                                      ============

Net monthly income divided by total dollars equals     0.005264635

Add 1                                                  1.005264635

Raise to the power of 6                                1.032006426

Subtract 1                                             0.032006426

Times 2                                                0.064012858

Expressed as a percentage equals the
  Standardized Yield for 30 day period                        6.40%
                                                            ======

Tax Rate                                                      0.31%

X = 1 minus Tax Rate                                          0.69%

Standardized Yield divided by X equals
  Tax Equivalent Yield for 30 day period                      9.28%
                                                      ============